<pre>
As filed with the Securities and Exchange Commission on February 6, 2003
                                                      File No. 333-
                                       Commission file number: 000-31291

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM S-8
                           REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             RPM TECHNOLOGIES, INC.
               (Exact name of registrant as specified in its charter)

               Delaware                           36-4391958
        (State or other jurisdiction            (I.R.S. Employer
      of incorporation or organization)         identification No.)

                     21061 West Braxton, Plainfield, IL 60544
                 (Address of principal executive offices-Zip code)

                             2003 Stock Option Plan
                            (Full title of the plans)

               Randy Zych, 21061 West Braxton, Plainfield, Illinois 60544
                (Name, address, including zip code, of agent for service)

Telephone number, including area code, of agent for service:   (815) 293-1190

Approximate Date of Commencement of Proposed Sale to the Public:
From time to time after the Registration Statement becomes effective.

                                     CALCULATION OF REGISTRATION FEE
Title of Securities  Amount to be   Proposed Maximum   Proposed Maximum Aggregate   Amount of
to be registered     Registered (1)   Offering Price        Offering Price        Registration Fee
                                      Per Share (2)
Common Stock           700,000          $.52                  $364,000               $33.49
par value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan described herein.

(2) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of February 4, 2003, a date within five business days prior to the date of filing of this registration statement.


PART I      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Cross-Reference Sheet Pursuant to Rule 404(a) under the Securities Act of
1933

Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings                        Prospectus Heading
Item 1.  Plan Information                                               Section 10(a) Prospectus

Item 2.  Registrant Information and                                     Section 10(a) Prospectus
         Employee Plan Annual Information

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed by RPM Technologies, Inc., a Delaware corporation (which may hereafter be referred to as "we", "us", or "our(s)"), with the Commission are hereby incorporated herein by reference:

        1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (the "Annual Report") filed by us (SEC File No. 000-31291 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 2001.

3. The description and specimen certificate of our common stock, par value $0.001 ("Common Stock"), contained in our registration statement on Form 10-SB under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Form S-8 have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4. Description of Securities

Our Common Stock being registered pursuant to this registration statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in our registration statement under the Exchange Act and is incorporated herein by reference.

ITEM 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for us who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in us.

ITEM 6. Indemnification of Directors and Officers

Our articles of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law, '145, or any other applicable provision. Generally, Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents from any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation and from judgments, expenses, fines, and settlements so long as such person was acting in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, or had no reasonable cause to believe that such conduct was unlawful. In addition, our articles of incorporation provide that we will indemnify our directors and officers to the fullest extent permitted by such law. We believe that these provisions are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. Exemption from Registration Claimed

Not Applicable.

ITEM 8. Exhibits

The Exhibit Index preceding the exhibits is incorporated herein by reference.

ITEM 9. Undertakings

(a)     We, the undersigned, hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the County of Will, State of Illinois, on January 29, 2003.

RPM TECHNOLOGIES, INC.


/S/ Randy Zych
Randy Zych, President

        POWER OF ATTORNEY

The undersigned directors and officers of RPM TECHNOLOGIES, INC. hereby constitute and appoint Randy Zych, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorney-in-fact, or his substitute, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                               Date

/S/ RANDY ZYCH
Randy Zych      President, Chairman, and Director       February 5, 2003

/S/CHARLES FOERG
Charles Foerg   Secretary, Treasurer and Director       February 5, 2003

/S/ DAVID LADE
David Lade      Chief Financial Officer and Director    February 5, 2003


RPM TECHNOLOGIES, INC.
EXHIBIT INDEX TO FORM S-8 REGISTRATION STATEMENT

SEC Ref. No.          Description of Exhibit
------------          --------------------------------------------
   4.1                2003 Stock Option Plan

   4.2                Consulting Agreement dated September 1, 2002
                       with Lone Wolf Business Services

   5.1                Opinion and Consent of Counsel

  23                  Consent of Counsel Included in Exhibit 5

  23.1                Consent of Accountant